UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  09/06/2005

MONITRONICS INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  333-110025

Texas	742719343
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

2350 Valley View Lane, Suite 100, Dallas, Texas 75234
(Address of Principal Executive Offices, Including Zip Code)

(972) 243-7443
(Registrant’s Telephone Number, Including Area Code)

12801 Stemmons Freeway, Suite 821, Dallas, Texas 75234
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.01.    Entry into a Material Definitive Agreement

On September 6, 2005, Monitronics International, Inc. (the "Company") entered into the Fourth Amendment to Lease Agreement (the "Fourth Amendment") to its commercial lease agreement originally dated December 4, 1991 (previously amended on February 17, 1997, September 17, 1997 and August 31, 2001), with MRP/VV, L.P. for space located at 12801 Stemmons Freeway, Dallas, Texas. Currently, the Company leases approximately 21,000 square feet of contiguous space in the complex known as Valley View Tech Center that expires December 31, 2005. Effective January 1, 2006, the Fourth Amendment provides for 1) the extension of the lease term for approximately 10,000 square feet of the 21,000 square feet space from December 31, 2005 to February 28, 2011 and 2) the option to renew the term of the amended lease for one additional term of five years following the expiration of the lease.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

MONITRONICS INTERNATIONAL, INC.

Date: September 12, 2005.	By:	/s/ Michael R. Meyers
Michael R. Meyers
Vice President and Chief Financial Officer